Exhibit 99.1

NEWS RELEASE

Valvoline Announces Investment in New Lubricants Plant to Meet Growing Demand in China

New blending and packaging facility will be the company’s largest plant investment to date, supplying both finished lubricants and coolants

LEXINGTON, Ky., May 2, 2018 - Valvoline Inc. (NYSE: VVV), a leading worldwide supplier of premium branded lubricants and automotive services, today announced plans to build its first plant in China. With expected investment of approximately $70 million (RMB 443 million), it will also represent Valvoline’s single largest blending plant investment worldwide.

“Capturing opportunities for volume and premium product growth in key international markets is an essential strategy for the company,” said Sam Mitchell, chief executive officer. “This new plant is an investment in China and its rapidly growing demand for high-quality lubricants and coolants to meet the evolving needs of both passenger car and heavy-duty customers.”

Strategically located on approximately 20 acres (120 Mu) in Zhangjiagang within the Jiangsu province, the new 80,000-square-meter ValvolineTM plant is expected to begin production by the end of calendar 2020 with an annual production capacity in excess of 30 million gallons (115 million liters) of lubricants.

“This is very exciting news for our customers and partners in China,” said Craig Moughler, senior vice president, International and Product Supply. “This investment demonstrates our commitment to the growth and success of our distributors and OEM customers through a more efficient and effective local supply chain and faster-to-market new products and packaging.”

About Valvoline

Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, Valvoline’s heritage spans over 150 years, during which it has developed powerful brand recognition across multiple product and service channels. The highly trusted brand ranks as the No. 3 passenger car motor oil brand in the DIY market by volume and the No. 2 quick-lube chain by number of stores in the United States. The company operates and franchises more than 1,100 Valvoline Instant Oil Change℠ centers in the United States. It also markets Valvoline lubricants and automotive chemicals, including the new Valvoline™ Modern Engine Full Synthetic Motor Oil, which is specifically engineered to protect against carbon build-up in Gasoline Direct Injection (GDI), turbo and other engines manufactured since 2012; Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Synthetic motor oil; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.

Forward-Looking Statements

Certain statements in this news release, other than statements of historical fact, including estimates, projections, statements related to our business plans and operating results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made, and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Forms 10-K and Form 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION

Investor Relations Sean T. Cornett +1 (859) 357-2798 scornett@valvoline.com	Media Relations Valerie Schirmer +1 (859) 357-3235 vschirmer@valvoline.com